                                                                      EXHIBIT 12

                      AMERCO AND CONSOLIDATED SUBSIDIARIES

Exhibit 12. Statement Re: Computation of Ratios

                                                                                   Three months
                                                                                      ended
                                                    Year end March 31,               June 30,
                                          -------------------------------------    ------------
                                          1996     1995    1994    1993    1992    1996    1995
                                          -------------------------------------    ------------

Pretax earnings from operations            96.2    93.5    66.5    49.2    25.7    64.3    23.7
Plus: Interest expense                     67.6    67.8    68.9    68.0    76.2    18.9    18.8
Amortization of debt expense
  and discounts                              .7      .8     1.1     1.6     1.5      .2      .2
  A portion of rental expense
    (1/3)                                  23.0    22.2    28.1    39.7    41.3     5.8     5.8
                                          -------------------------------------    ------------
  Subtotal (A)                            187.5   184.3   164.6   158.5   144.7    89.2    48.5
                                          -------------------------------------    ------------
Divided by:

Fixed charges:
  Interest expense                         67.6    67.8    68.9    68.0    76.2    18.9    18.8
  A portion of rental expense (1/3)        23.0    22.2    28.1    39.7    41.3     5.8     5.8
  Interest capitalized during the
    period                                  1.8     1.7      .6      .2      .2      .7      .1
  Amortization of debt expense
    and discounts                            .7      .8     1.1     1.6     1.5      .2      .2
                                          -------------------------------------    ------------
    Subtotal (B)                           93.1    92.5    98.7   109.5   119.2    25.6    24.9
                                          -------------------------------------    ------------
    Ratio of earnings to fixed
      charges (A)/(B)                      2.01    1.99    1.67    1.45    1.21    3.48    1.95
                                          =====================================    ============

        The Company believes that one-third of the Company's annual rental expense is a reasonable approximation of the interest factor of such rentals.